EXHIBIT 99.1



                         KROGER 3RD QTR OPER NET PER SHARE:
                              43 CENTS VS. 23 CENTS


CINCINNATI, Ohio, October 19, 1994 --- The Kroger Co. said today that 1994 third quarter fully diluted earnings per share before an extraordinary charge for the early retirement of debt increased to 43 cents per share from 23 cents in the prior year third quarter.

Earnings before the extraordinary charge totaled $51.2 million, compared to $25.2 million in last year's third quarter. After the extraordinary charge of $15.2 million, Kroger reported net earnings of $36.0 million, or 31 cents per share on a fully-diluted basis, versus earnings of $16.4 million, or 16 cents per share, fully diluted, in the 1993 third quarter.

Operating cash flow in the third quarter rose 10.1 percent to $274.8 million, compared to $249.7 million in the third quarter a year ago.

Identical food store sales increased 2.3 percent, the largest increase of any 1994 quarter. Food store sales, adjusted for the disposition of San Antonio in 1993, increased 5.6 percent, and total sales increased 2.6 percent to a record $6.65 billion from $6.48 billion in 1993.

Year-to-date, Kroger reported operating cash flow of $773.5 million. Earnings before the extraordinary charge for debt retirement totaled $176.9 million, or $1.45 per fully-diluted share. Total sales rose 2.3 percent to $17.4 billion.

Kroger Chairman and Chief Executive Officer Joseph A. Pichler said the third quarter results reflect the positive effects of the Company's accelerated store construction, improvements in productivity, cost reductions in procurement and distribution, and the payback from investments in new technologies. "We had an impressive quarter across-the-board, with excellent same store sales growth, a strong performance from Kroger-label brands, and firm cost discpline throughout the organization," Pichler said.

During the third quarter, Kroger opened or expanded 19 food stores. This expansion is on target with the Company's previously disclosed plans to expand retail square footage by a minimum of approximately 5-6 percent annually in 1994-96.

The Company said net interest expense declined 16.0 percent in the third quarter to $100.7 million from $119.9 million.
Long-term debt at the end of the third quarter was $3.9
billion, compared to $4.2 billion for the comparable 1993 quarter.

Kroger also noted that within the past few weeks, new labor contracts have been ratified covering approximately 22,000 store employees in Cincinnati, Louisville, and Charleston, West Virginia. The contracts fix wages and benefits for 4.5 to five years and provide increased flexibility in operating procedures and employee health care plans.

                                     The Kroger Co.
                                  Sales and Earnings

                    3rd Qtr             3rd Qtr       Percent
                    10/8/94             10/9/93
                    ________          _________       _______
Sales          $6,650,256,497       $6,478,644,986      2.6
                ==============       ==============    =======

EBITD <F1>     $  274,798,392       $  249,674,809     10.1

Non-EBITD
charges <F2>
               $  (10,363,635)      $   (6,000,000)

LIFO credit
(charge)       $   (9,000,000)      $    4,000,000

Interest       $ (100,722,437)      $ (119,913,845)

Depreciation
               $  (82,573,948)      $  (78,047,144)
               _______________      _______________
Pre-tax earnings
before extraordinary
loss           $   72,138,372       $   49,713,820

Tax expense <F3>

               $  (20,941,468)      $  (24,505,206)
               ______________           ______________
Earnings before
extraordinary
loss           $   51,196,904       $   25,208,614

Extraordinary
loss <F4>      $ (15,174,978)     $   (8,833,814)
                 _______________    _______________

Net earnings
               $  36,021,926       $  16,374,800
               ===============      ===============
Primary earnings
(loss) per common
share:

From operations         $0.45                $0.23

From extraordinary
loss  <F4>             ($0.13)              ($0.08)
               _______________      ________________
Primary net earnings
per common share
                        $0.32                $0.15
               ===============      ================
Fully-diluted earnings
(loss) per common
share:

From operations         $0.43                $0.23

From extraordinary
loss <F4>              ($0.12)              ($0.07)
              _______________      ________________

Fully-diluted net earnings
per common
share                   $0.31                $0.16
             =================     ================

Number of shares used
in primary per share
calculation      114,193,932           109,632,729

Number of shares used
in fully-diluted per share
calculation      131,710,957           120,613,111


<F1>  EBITD represents pre-tax earnings before interest,
depreciation and LIFO as defined in the Company's Bank
Credit Agreement.
<F2>  Represents $6.0 million for additional quarterly charge from the adoption of FASB 106 in 1993 and 1994 and a $4.4 million ($2.7 million after-tax, or 2 cents per ully-diluted share) contribution to The Kroger Co. Foundation in 1994 which are excluded from EBITD as defined by the Company's Bank Credit Agreement.
<F3>  Tax expense in 1993 included a $4.3 million charge (3
cents per fully diluted share) to increase deferred taxes due to the Deficit Reduction Act and, in 1994, a $5.9 million credit (4 cents per fully diluted share) from a donation to The Kroger Co. Foundation.
<F4>  Represents the after-tax loss from the early retirement of debt.

                    3 Qtrs              3 Qtrs        Percent
                    10/8/94             10/9/93
                    ________            ________      _______
Sales          $17,373,288,759      $16,981,943,292      2.3
               ==============        ==============   =======

EBITD <F1>     $   773,516,954      $   705,603,506      9.6

Non-EBITD
charges <F2>
               $   (19,363,635)     $   (37,725,000)

LIFO charge
               $   (15,500,000)     $    (3,750,000)

Interest       $  (251,762,289)     $  (311,493,834)

Depreciation
               $  (209,267,648)     $  (200,926,037)
               _______________          _______________
Pre-tax earnings before
cumulative effect adjustment
and extraordinary
loss           $   277,623,382      $   151,708,635

Tax
expense        $  (100,758,179)     $   (67,414,951)
               ______________           ______________
Earnings before
cumulative effect adjustment
and extraordinary
loss           $   176,865,203       $   84,293,684

<psge>





Extraordinary
loss <F3>      $   (26,152,600)     $   (20,011,669)

Cumulative effect of change
in accounting for
post-retirement
benefits <F4>
               $       NA           $  (159,192,961)
               ________________      _______________

Net earnings
(loss)         $   150,712,603      $   (94,910,946)
               ================      ================

Primary earnings (loss)
per common
share:

From operations          $1.56                $0.80

From extraordinary
loss <F3>                (0.23)              ($0.19)

From cumulative effect of
change in accounting for
post-retirement
benefits <F4>           N/A                  ($1.51)
               _______________          __________________

Primary net earnings
(loss) per common
share                    $1.33               ($0.90)

               ===============          ==================

Fully-diluted earnings (loss)
per common share:
From operations          $1.45                $0.77

From extraordinary
loss <F3>               ($0.20)              ($0.17)

From cumulative effect of
change in accounting for
post-retirement
benefits <F4>              N/A               ($1.36)
                 ______________              ____________

Fully-diluted net earnings
(loss) per common
share                    $1.25               ($0.76)
                 ==============              ============
Number of shares used in
primary per share
calculation
                   113,125,977                105,666,064


Number of shares used in
fully-diluted per share
calculation
                  130,921,078                 117,063,312


<F1>  EBITD represents pre-tax earnings before interest,
depreciation and LIFO as defined in the Company's Bank Credit
Agreement.

<F2>  Represents $15.0 million for additional quarterly charges from the adoption of FASB 106 in 1994, $22.7 million, or $15 million after-tax from the withdrawal from San Antonio in 1993, and a $4.4 million, or $2.7 million after-tax, contribution to The Kroger Co. Foundation in 1994, which are excluded from EBITD as defined by the Company's Bank Credit Agreement.
<F3>  Represents the after-tax loss from the early retirement of debt.

<F4>  Represents the after-tax cumulative effect adjustment from the adoption of FASB 106, "Accounting for Postretirement
Benefits other than Pensions."

                                 # # #

MEDIA CONTACT:  Paul Bernish (513) 762-1304

INVESTOR CONTACT:  Pam Taylor (513) 762-4969